UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

TRAC Intermodal LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

551112

(Primary Standard Industrial

Classification Code Number)

46-0648957

(I.R.S. Employer Identification No.)

211 College Road East

Princeton, New Jersey 08540

(609) 452-8900

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 10, 2014, Interpool, Inc., d/b/a TRAC Intermodal (the “Company”) a subsidiary of TRAC Intermodal LLC, entered into an incremental facility amendment (the “Incremental Amendment”) to the Company’s existing asset backed credit agreement, dated as of August 9, 2012, as amended or modified from time to time (the “Credit Agreement”) among the loan parties listed therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the Incremental Amendment, the Company obtained additional revolving commitments under the Credit Agreement through its Administrative Agent from three existing lenders in the aggregate principle amount of $74,000,000 as follows:

Lender	Incremental Revolving Commitment	New / Existing Lender in Credit Agreement
JPMorgan Chase Bank, N.A.	$27,750,000	Existing
Bank of America, N.A.	$27,750,000	Existing
Deutsche Bank AG New York Branch	$18,500,000	Existing
Total	$74,000,000

As a result of the Incremental Amendment, the aggregate total revolving commitment under the Credit Agreement is $1,250,000,000.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1

Incremental Facility Amendment, dated as of December 10, 2014, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other loan parties identified therein, J.P. Morgan Chase Bank, National Association as administrative agent, J.P. Morgan Securities and the lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: December 12, 2014	By:	/s/ Gregg Carpene
		Name:	Gregg Carpene
		Title:	General Counsel

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